UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2005

Eclipsys Corporation

(Exact name of registrant as specified in charter)

Delaware	000-24539	65-0632092

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Clint Moore Road, Boca Raton, FL	33487

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 322-4321

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Bonus Program for Non-Sales Executives

     On April 1, 2005, the Executive Development and Compensation Committee (the “Committee”) of the Board of Directors of Eclipsys Corporation (the “Company”) approved a cash bonus program for the Company’s executive officers, other than its sales executives whose bonus program is described below, for calendar year 2005. Under this program, a target bonus amount was established for each executive. The actual bonus, if any, earned by an executive will be determined by the Committee in its discretion after the end of the year. The bonus awards are based on the Company’s achievement of specified revenue and earnings-per-share goals for the year as well as achievement by the executive of individual performance objectives. The template form to be delivered to each executive summarizing the bonus program applicable to him is attached to this Current Report on Form 8-K as Exhibit 99.1.

     The target bonus amount for each executive is set forth below:

Name	Title	Target Bonus Amount
Paul Ruflin	Chief Executive Officer	$250,000
John Adams	Chief Administrative Officer	$200,000
John Gomez	Chief Technology and Strategy Officer	$200,000
Russ Rudish	Executive Vice President	$200,000
John Depierro	Executive Vice President	$150,000
Robert Colletti	Chief Financial Officer	$200,000

     Under the bonus program, no bonus will be earned unless the Company’s revenue goal and earnings-per-share goal are both met, unless the Committee determines otherwise. If both these threshold company performance goals are met, the bonus amount will then depend upon a combination of:

•	the Company’s performance of the threshold revenue and earnings-per-share goals, as well as other specified company financial measures related to new sales bookings and cash flow; and

•	the executive’s achievement of his or her individual performance objectives, which include, for example, objectives related to creating sales opportunities, customer satisfaction and new product releases.

     A total of 110 points was allocated by the Committee among the various company performance measures and individual performance objectives. Following the end of the year, the executive will be assigned points, at the discretion of the Chief Executive Officer, or at the discretion of the Committee, in the case of the Chief Executive Officer’s bonus program, on the basis of the executive’s attainment within each category of the individual performance objectives, as well as the performance by the Company of its financial measures. The executive will then be assigned a percentage factor based on his total bonus points as follows:

Bonus Points	Percentage Factor
Fewer than 70	0%
70 to 100	a percentage equal to the number of bonus points (e.g. 85 bonus points yields a percentage factor of 85%)
101 to 110	100% plus two percentage points for every bonus point over 100 (e.g. 105 bonus points yields a percentage factor of 110%)

The percentage factor may be increased up to 30 percentage points at the discretion of the Chief Executive Officer, or the Committee in the case of the Chief Executive Officer’s bonus program, for exemplary performance. The maximum percentage factor will be 150%.

     The percentage factor will then multiplied by the target bonus amount to produce a suggested bonus. The actual bonus amount for the executive, however, will be determined in the sole discretion of the Committee. The Committee will consider the suggested bonus amount and the guidelines described above, but may increase or decrease the actual bonus, if any, payable to the executive.

Bonus Program for Senior Sales Executives

     On April 1, 2005, the Committee approved a quarterly cash bonus program for senior sales executives, including John Cooper, the Company’s Executive Vice President of Sales. Under this program, a target bonus of $275,000 was established for Mr. Cooper. The actual bonus, if any, earned by Mr. Cooper will be determined by the Committee in its discretion after the end of each quarter during the year. Mr. Cooper’s bonus awards are based on the Company’s achievement of specified company-wide sales bookings targets, measured on either a quarterly or an annual basis for specified categories of new sales. The template form to be delivered to the Company’s senior sales executives, including Mr. Cooper, summarizing the bonus program applicable to him is attached to this Current Report on Form 8-K as Exhibit 99.2.

     Following the end of each fiscal quarter in the year, Mr. Cooper will be assigned credits toward his target bonus, at the discretion of the Chief Executive Officer, based upon the Company’s achievement of the various sales bookings targets, which will be aggregated to produce a suggested bonus. The actual bonus amount for the executive, however, will be determined in the sole discretion of the Committee. The Committee will consider the suggested bonus amount and the guidelines described above, but may increase or decrease the actual bonus, if any, payable to the executive.

Employment Agreements with Executives

     On April 1, 2005, the Board of Directors approved, and the Company entered into, new employment agreements with John Gomez, the Company’s Chief Technology and Strategy Officer, and Russ Rudish, the Company’s Executive Vice President of Solutions, Sales and Marketing, and an amended and restated employment agreement with Paul Ruflin, the Company’s Chief Executive Officer and President, which were effective as of March 15, 2005. These agreements are attached to this Current Report on Form 8-K as Exhibits 99.3, 99.4 and 99.5, respectively.

     Pursuant to these agreements, the Company has agreed to pay Messrs. Gomez and Rudish an initial annual salary of $450,000 and Mr. Ruflin an initial annual salary of $750,000. Each executive is entitled to participate in the Company’s executive bonus program, as described above, with an initial target bonus for 2005 of at least $200,000 for Messrs. Gomez and Rudish and at least $250,000 for Mr. Ruflin.

     Pursuant to the employment agreements, each of these executives is entitled to specified severance benefits upon the termination of his employment under some circumstances:

•	If the executive’s employment is terminated by the Company without Cause or by him for Good Reason (each as defined in the agreements), then the Company must provide to the executive specified severance benefits, including continuation of his base salary for 18 months, a bonus equal to 150% of his target bonus on the date of termination payable over 18 months, an additional 12 months of vesting of any restricted stock and stock options granted to him hereafter and continuation of life, health and dental benefits for 18 months.

•	If the executive’s employment is terminated by the Company or the Company’s successor without Cause or by the executive for Good Reason within two years following a Change in Control of the Company (as defined in the agreements), then the Company or its successor, as the case may be, must provide to the executive specified severance benefits, including continuation of his base salary for 24 months, a bonus equal to 200% of his target bonus on the date of termination payable over 24 months, full vesting of all restricted stock awards and option grants and continuation of life, health and dental benefits for 24 months.

•	If the executive’s employment is terminated by the Company with Cause, by him without Good Reason or as a result of his death or disability, the executive will not be entitled to any severance benefits.

     In addition, the Company has agreed to pay each of these executives an additional “gross up” amount to cover any U.S. federal excise taxes he may owe on “excess parachute payments” with respect to any severance benefits he receives following a Change in Control of the Company.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

            The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eclipsys Corporation

Date: April 7, 2005	By:	/s/ Robert J. Colletti

Robert J. Colletti
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Template 2005 Bonus Program Individual Summary Sheet for Non-Sales Executives.

99.2	Template 2005 Bonus Program Individual Summary Sheet for Senior Sales Executives.

99.3	Employment Agreement, effective as of March 15, 2005, by and between the Company and John P. Gomez.

99.4	Employment Agreement, effective as of March 15, 2005, by and between the Company and Russ Rudish.

99.5	Amended and Restated Employment Agreement, effective as of March 15, 2005, by and between the Company and Paul L. Ruflin.